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                                                                   Exhibit 10.35

                          SOFTWARE ASSIGNMENT AGREEMENT

THIS AGREEMENT is made by and between S-CUBED INTERNATIONAL CORPORATION ("S-CUBED"), P.O. Box 8163, Stamford, Connecticut 06905 and COMPUTRON SOFTWARE, INC. ("COMPUTRON"), 301 Route 17 North, Rutherford, New Jersey 07070.

WHEREAS, the parties have previously entered into certain agreements, including, without limitation, the Marketing Agreement for Computer Software with a Contract Effective Date of January 23, 1995, the Addendum thereto and the amendatory letter dated May 26, 1998 (collectively, the "Prior Agreements"), providing for, among other things, S-CUBED's provision to COMPUTRON of the software programs identified in EXHIBIT A, attached hereto and made a part of this Agreement (the "Software").

WHEREAS, the parties wish to terminate the Prior Agreements and make final provisions relating to the Software.

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1. Upon execution of this Agreement, S-CUBED shall deliver to COMPUTRON one (1) master copy of both the object code and source code of the Software, and any related documentation.

2. In consideration for the payment by COMPUTRON to S-CUBED of $125,000.00 (the "Fee"), COMPUTRON and S-CUBED agree that the Software, and any related documentation, shall belong exclusively to COMPUTRON, whether or not COMPUTRON uses such material, and S-CUBED hereby irrevocably assigns, and shall cause its employees and subcontractors (including, without limitation, Software Brewers Inc.) to irrevocably assign, all rights of every kind, including, without limitation, copyrights, in the Software to COMPUTRON. No rights to or in the Software are reserved to S-CUBED or to S-CUBED's employees or subcontractors. COMPUTRON shall have the right to use, in any media, and by any means or methods, now known or hereafter known, all of the Software, any part or parts thereof, or none of the Software, as COMPUTRON sees fit, and COMPUTRON may alter the Software, add to it, or combine the Software with any other work or works, in COMPUTRON's sole discretion.

3. COMPUTRON shall pay the Fee to S-CUBED as follows: $50,000.00 upon signing of this Agreement by the last party to do so and $75,000.00 within ninety (90) days following such signing.

4. S-CUBED hereby warrants and represents to COMPUTRON that the Software, and any related documentation, has not been copied, without permission, from the work of any third party, that COMPUTRON will own, pursuant to this Agreement, all necessary proprietary rights (including, without limitation, patent, trademark, trade secrets and copyright rights) in the Software and such documentation, and that the Software and such documentation do not, and will not, infringe upon the proprietary rights of third parties. S-CUBED hereby agrees to execute


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and deliver, and to cause its employees and subcontractors to execute and deliver, all further instruments and documents as COMPUTRON shall deem necessary or advisable to evidence, establish, maintain or defend COMPUTRON's rights in or to the Software and such material (for example, any forms required by the Copyright Office).

5. S-CUBED hereby agrees to and shall defend, indemnify and hold COMPUTRON and its affiliates, successors, assigns and licensees harmless from and against any and all claims, liabilities, losses, judgements, suits, damages, costs, charges, awards and counsel fees relating to any claim of patent, copyright, trade secret or other intellectual property right infringement made by third parties with respect to the Software, as provided to COMPUTRON by S-CUBED. Without limiting the generality of the foregoing, S-CUBED, its principals, employees and subcontractors shall fully cooperate in any defense by COMPUTRON of any such infringement claims.

6. COMPUTRON shall be solely responsible for maintaining and supporting the Software for COMPUTRON's end users at COMPUTRON's sole expense. COMPUTRON may purchase from S-CUBED support services with respect to the Software upon terms and conditions, including fees, hereafter agreed to by the parties.

7. (a) The Prior Agreements, and all remaining obligations of the parties hereunder, are hereby terminated. Without limiting the generality of the foregoing, (i) S-CUBED has no further obligations to deliver the "Report Interplay" (also referred to as the "Report Interlink") product (i.e., the file named ri.exe) to COMPUTRON and COMPUTRON has no further right or license to sublicense or distribute earlier versions of the "Report Interplay" product which were delivered to COMPUTRON (COMPUTRON to return all copies of the "Report Interplay" product in its possession to S-CUBED within thirty (30) days after its signing of this Agreement), and (ii) neither party has any further obligations to the other party under the "level of effort" arrangements under the Prior Agreements.

         (b) S-CUBED hereby grants to COMPUTRON and its affiliates a paid up license to sublicense, whether in the past or in the future, any software product (other than (i) the Software assigned herein, and (ii) the "Report Interplay" product referred to in Paragraph 7(a) above) previously provided to COMPUTRON by S-CUBED under the Addendum, and the amendatory letter dated May 26, 1998, included as part of the Prior Agreements. COMPUTRON has no rights to receive support for, or further enhancements of, the software referred to in this paragraph from S-CUBED.

8. This Agreement will be governed by the laws of the State of New York, without regard to its conflict-of-laws rules.

9. The invalidity or unenforceability of any term or condition of this Agreement shall in no way affect the remaining terms or conditions. As used in this Agreement, the singular of any term includes the plural and the plural includes the singular, whenever the context so requires.


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10. This Agreement sets forth the entire understanding, and hereby supersedes any and all prior agreements (including, without limitation, the Prior Agreements), oral or written, heretofore made, between the parties with respect to the subject matter of this Agreement, and there are no representations, warranties, covenants, agreements or understandings, oral or otherwise, express or implied, affecting this Agreement not expressly set forth herein. No delay on the part of either party in exercising any of its respective rights hereunder or the failure to exercise the same, nor the acquiescence in or waiver of a breach of any term, provision or condition of this Agreement shall be deemed or construed to operate as a waiver of such rights or acquiescence thereto, except in the specific instance for which given. None of the terms, conditions or provisions of this Agreement shall have been held to have been changed, varied, waived, modified or altered, except by a statement in writing signed by duly authorized representatives of both parties.


    S-CUBED INTERNATIONAL CORPORATION               COMPUTRON SOFTWARE, INC.


By:                                         By:
   ---------------------------------           ---------------------------------
              J. Scott Rade                           Michael R. Jorgensen
             Vice President                       Executive Vice President and
                                                     Chief Financial Officer

Date:                                       Date:
    --------------------------------            --------------------------------


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                                                                       EXHIBIT A

                                    SOFTWARE

COOL PAINTER COMPONENTS consist of "sbrcopgr.dll" and "sbrprset.dll". These components are responsible for the screen display of the overlay form, and the management of the end-user's interaction with the display.

POWER INTERACTIVE COMPONENTS consist of "Rep.OCX", which includes most of the source code from the earlier DLLs used in the COOL Painter Components, but adds an OLE interface and some new features to handle interfaces to a charting component and some other additional functions.